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                                 EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY








The following are wholly-owned subsidiaries of the Company at December 31, 2001:


                                                                                                         YEAR OF
INDUSTRY                           SUBSIDIARY                                INCORPORATION            ORGANIZATION
------------------------------------------------------------------------------------------------------------------------
Educational Products               Siboney Learning Group, Inc.              Texas                        1968
                                     formerly known as GAMCO
                                     Industries, Inc.

Natural Resources                  Axel Heiberg Oil Company                  Delaware                     1968

Natural Resources                  Siboney Resources - Texas, Inc.           Texas                        1968

Natural Resources                  Siboney Coal Company, Inc.                Kentucky                     1978
